Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of a.k.a. Brands Holding Corp. of our report dated June 23, 2021, except for the effects of the revisions discussed in Note 2 to the consolidated financial statements, as to which the date is August 23, 2021, relating to the financial statements of Excelerate, L.P., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Melbourne, Australia
August 23, 2021